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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated November 22, 2004 (except for the effect of the dividend as disclosed in Note 19e, as to which the date is December 23, 2004), in Amendment No. 4 to the Registration Statement (Form F-1 No. 333-122008) and related Prospectus of DryShips Inc. for the registration of 14,950,000 shares of its common stock.

/s/ Ernst & Young (Hellas) Certified Auditors Accountants S.A.
Athens, Greece
January 31, 2005

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  Exhibit 23.2
Consent of Independent Registered Public Accounting Firm